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EXHIBIT (g)(2)

                                                      As Amended January 1, 2007

                                     Form of

                                   Schedule A
                           to the Custodian Agreement
                       between American Performance Funds
                                       and
                             Bank of Oklahoma, N.A.
                                September 5, 1990

Name of Fund

American Performance Cash Management Fund
American Performance U.S. Treasury Fund
American Performance Bond Fund
American Performance Intermediate Bond Fund
American Performance Intermediate Tax-Free Bond Fund
American Performance Short-Term Income Fund
American Performance Balanced Fund
American Performance U.S. Tax-Efficient Large Cap Equity Fund
American Performance U.S. Tax-Efficient Mid Cap Equity Fund
American Performance U.S. Tax-Efficient Small Cap Equity Fund
American Performance U.S. Large Cap Equity Fund
American Performance U.S. Mid Cap Equity Fund
American Performance U.S. Small Cap Equity Fund
American Performance Tax-Free Money Market Fund

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[SEAL]                                  American Performance Funds


                                        By:
                                            ------------------------------------
                                        Date:               , 200
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[SEAL]                                  Bank of Oklahoma, N.A.


                                        By:
                                            ------------------------------------
                                        Date:               , 200
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